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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549




                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                      Date of Report:  September 27, 1996




                         Commission File Number 1-5097


                             JOHNSON CONTROLS, INC.
             (Exact name of registrant as specified in its charter)



                          Wisconsin               39-0380010
                 (State of Incorporation)      (I.R.S. Employer
                                               Identification No.)


        5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, WI  53201
                    (Address of principal executive office)


      Registrant's telephone number, including area code  (414)  228-1200


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Item 5:  Other Events

Johnson Controls wishes to take advantage of the new "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 by filing this Form 8-K. Many of the factors addressed below have been discussed in prior filings by Johnson Controls. Johnson Controls wishes to caution readers that the following important factors, among others, in some cases have affected, and in the future could affect, Johnson Controls' actual results and could cause its actual consolidated results for the current period, and beyond, to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Johnson Controls.


- -    A moderation or decline in the automobile build rate in the US and Europe;
     a restriction in the ability of auto manufacturers to outsource components manufacture to outside suppliers, whether as a result of collective bargaining agreement, union negotiations or otherwise; the lack of growth in new construction of commercial buildings; moderation in the outsourcing of facility management of commercial buildings and the privatization of facility management of government facilities; the possibility that bottlers go into self manufacture of their own PET plastic containers; changes in automobile battery suppliers by Johnson Controls' major customers; changes in the energy costs or government regulations that would decrease the incentive for commercial and government customers to save energy;

- -    Continued or increased pressure to change the selling price for Johnson
     Controls' products with resulting effects in margins; continuous market testing of prices in existing contracts by customers; increased entries of new competitors into markets;

- -    Underutilization of Johnson Controls plants and factories, or of any plant expansions or new plants, resulting in production inefficiencies and higher costs; start-up expenses and inefficiencies and delays;
     overcapacity of the production plants in the industries in which Johnson Controls operates; cyclicality of the auto parts industry; Johnson
     Controls' ability to remain a Tier 1 supplier to the auto industry; impact of weather on demand for products of Johnson Controls;

- -    Johnson Controls' ability to achieve cost reduction targets; amount, rate and growth in Johnson Controls' selling, general and administrative expenses; and the impact of unusual items resulting from on-going evaluations of business strategies, asset valuations, acquisitions, divestitures and organizational structures;



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- -    The effects of, and changes in, trade, monetary and fiscal policies, laws and regulations, other activities of governments, agencies and similar organizations, and social economic conditions, such as trade restrictions or prohibitions; inflation and monetary fluctuations; import and other charges or taxes; the ability or inability of Johnson Controls to obtain, or hedge against, foreign currency, foreign exchange rates and fluctuations in those rates; nationalizations and unstable governments and legal systems, and intergovernmental disputes as well as actions affecting frequency, use and availability, spectrum authorizations and licensing;
     and

- -    The costs and other effects of legal and administrative cases and proceedings (whether civil, such as environmental and product-related, or criminal), settlements and investigations, claims, and changes in those items, developments or assertions by or against Johnson Controls relating to intellectual property rights and intellectual property licenses; adoptions of new, or changes in, accounting policies and practices and the application of such policies and practices.







                             SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       JOHNSON CONTROLS, INC.



Date:  September 27, 1996              By:  John P. Kennedy
                                            Vice President, Secretary and
                                            General Counsel